                                               SECURITIES AND EXCHANGE COMMISSION

                                                     WASHINGTON, DC.  20549

                                                            FORM 8-K

                                                        CURRENT REPORT
                                               Pursuant to Section 13 or 15(d) of
                                               the Securities Exchange Act of 1934

                                        Date of Report (Date of earliest event reported):
                                                          April 20, 2010

                                                     HANCOCK HOLDING COMPANY
                                  -----------------------------------------------------------
                                     (Exact name of registrant as specified in its charter)

                               Mississippi                 0-13089                  64-0169065
                       -------------------------    --------------------     -----------------------------
                           (State or other            (Commission File         (I.R.S. Employer
                           jurisdiction of               Number)                 Identification Number)
                           incorporation)

                                 One Hancock Plaza, 2510 14th Street,
                                      Gulfport, Mississippi                           39501
                              ------------------------------------------------------------------
                              (Address of principal executive offices)              (Zip code)

                                                          (228) 868-4000
                              ------------------------------------------------------------------
                                    (Registrant's telephone number, including area code)

                                           INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.  On April 20, 2010, Hancock Holding Company
issued a press release announcing earnings for first quarter 2010. The press release and related financial statements are attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated April 20, 2010, headed "Hancock Holding
                             Company Announces Earnings for First Quarter 2010"
                             and related financial statements.

                                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 2010
       -----------------------

                                                       HANCOCK HOLDING COMPANY
                                                      (Registrant)

                                                 By:   /s/ Paul D. Guichet
                                                    --------------------------------
                                                      Paul D. Guichet
                                                      Vice President
                                                      Investor Relations

                                                   HANCOCK HOLDING COMPANY

For Immediate Release
April 20, 2010

For More Information
Carl J. Chaney, President and Chief Executive Officer
Michael M. Achary, E.V.P. and Chief Financial Officer
Paul D. Guichet, V.P. Investor Relations
800.522.6542 or 228.563.6559

=====================================================================================================================

                          Hancock Holding Company Announces Earnings for First Quarter 2010

     GULFPORT, MS (April 20, 2010) - Hancock Holding Company (NASDAQ: HBHC) today announced net income for the quarter ended March 31, 2010.  Hancock's first quarter 2010 net income was $13.8 million and diluted earnings per share were $0.37. The first quarter 2010 results include the impact of the Company's recent common stock offering and acquisition of Peoples First Community Bank (Peoples First), both of which were completed in the fourth quarter of 2009. Excluding the pretax impact of $1.4 million of one-time costs related the fourth quarter acquisition of
Peoples First, net income for the first quarter was $14.8 million and diluted earnings per share of $0.40.  Return on average assets (excluding the $1.4 million of one-time mergers costs) for the first quarter was 0.69 percent.

     Compared to the first quarter of 2009, net income for 2010's first quarter (excluding one-time merger costs)
was up $745 thousand, or 5.3 percent. Diluted earnings per share were $0.04 lower, primarily due to the additional shares outstanding related to the recent common stock offering.

     Hancock's pre-tax, pre-provision income was $31.6 million, an increase of $4.9 million, or 18.5 percent, over
2009's first quarter.  Pre-tax pre-provision income is total revenue less noninterest expense and excludes one-time merger expenses and securities transactions.

     Commenting on the Company's first quarter results, Hancock Holding Company President and Chief Executive
Officer Carl J. Chaney stated, "The Company's first quarter results were in line with management's expectations and continue to reflect Hancock's leadership role in the banking industry as a source of strength and stability.  Last quarter's acquisition of Peoples First continues to be a shining success for Hancock.  Deposit runoff, normally significant in a transaction of this type, is running about 3 percent with an actual core deposit increase of about
$54 million, or 11 percent.  On behalf of our board and management team, we offer sincere congratulations to all of our associates for a continued job well done."

Highlights & Key Operating Items from Hancock's First Quarter Results

Balance Sheet and Capital

     Total assets at March 31, 2010 were $8.57 billion, down $131.6 million or 1.5 percent, from $8.70 billion at
December 31, 2009.  Compared to March 31, 2009, total assets increased $1.47 billion, or 20.7 percent.  The overall increase in total assets from 2009's first quarter was due to the acquisition of Peoples First headquartered in
Panama City, Florida in December 2009.  Hancock continued to remain well capitalized with total equity of $850.8 million at March 31, 2010, up $225.5 million, or 36.1 percent, from March 31, 2009.  Hancock's tangible equity ratio at March 31, 2010, was 9.10 percent, up 29 basis points from the 8.81 percent reported at December 31, 2009.

Loan Growth

     For the quarter ended March 31, 2010, Hancock's average total loans were $5.1 billion, which represented an increase of $803.2 million, or 18.7 percent, from the same quarter a year ago and was up $713.3 million, or 16.3 percent from the fourth quarter of 2009.  The increased level of average loans from last quarter and from the same quarter a year ago was related to the acquisition of Peoples First in which Hancock acquired $950 million of fair-value adjusted loans with loss share coverage from the FDIC.  Period-end loans were down $102.5 million, or
2.0 percent, from last quarter.  The decrease in period-end loans was in commercial/real estate (down $40.3 million, or 1.3 percent), indirect consumer loans (down $27.2 million or 7.3 percent), mortgage loans (down $21.6 million or
2.9 percent), direct consumer loans (down $8.9 million or 1.2 percent), and finance company loans (down $4.5 million or 4.0 percent).

Deposit Growth

     Period-end deposits for the first quarter were $7.00 billion, up $1.20 billion, or 20.7 percent, from March
31, 2009, and were down $191.1 million, or 2.7 percent, from December 31, 2009.  The increase in period-end deposits as compared to March 31, 2009, was due primarily to the acquisition of Peoples First.  Average deposits were up $1.50 billion, or 26.8 percent, from the fourth quarter of 2009.  The increase in average deposits was due to the acquisition of Peoples First in mid December 2009.  The increase was reflected in time deposits (up $844.4 million), interest bearing transaction deposits (up $369.2 million), non-interest bearing deposits (up $75.2 million), and interest-bearing public fund deposits (up $216.0 million).

Asset Quality

     Net charge-offs for 2010's first quarter were $13.3 million, or 1.06 percent of average loans, down $0.4 million from the $13.6 million, or 1.24 percent of average loans, reported for the fourth quarter of 2009.
Non-performing assets as a percent of total loans and foreclosed assets was 2.44 percent at March 31, 2010, up from
1.97 percent at December 31, 2009.  Non-accrual loans increased $6.3 million while other real estate owned (ORE)
increased $15.9 million compared to the prior quarter.  Loans 90 days past due or greater (accruing) as a percent of period end loans, increased 4 basis points from December 30, 2009 to 0.27 percent at March 31, 2010.

     Hancock recorded a provision for loan losses for the first quarter of $13.8 million.  The Company's allowance for loan losses was $66.6 million at March 31, 2010, and $66.1 million at December 31, 2009.  The ratio of the allowance for loan losses as a percent of period-end loans was 1.33 percent at March 31, 2010, compared to 1.29 at
December 31, 2009.  Additional asset quality information (inclusive and exclusive of the acquisition of Peoples
First) is provided in the table below:

                                                                        Consolidated                   Consolidated
                                                                           Hancock                       Without
Asset Quality Information                                              Holding Company                Peoples First
-------------------------                                           --------------------            ----------------
Non-accrual loans                                                            $92,828                     $37,251
Foreclosed assets                                                             30,243                      16,051
Total non-performing assets                                                 $123,071                     $53,302
Non-performing assets as a percent of loans and foreclosed assets              2.44%                       1.29%
Accruing loans 90 days past due                                              $13,457                     $13,457
Accruing loans 90 days past due as a percent of loans                          0.27%                       0.33%
Non-performing assets + accruing loans 90 days past due
  to loans and foreclosed assets                                               2.71%                       1.62%
Allowance for loan losses                                                    $66,625                     $66,625
Allowance for loan losses as a percent of period-end loans                     1.33%                       1.62%
Allowance for loan losses to NPAs + accruing loans 90 days past due           48.80%                      99.80%

(a) Accruing loans past due 90 days or more do not include purchased impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

Net Interest Income

     Net interest income (te) for the first quarter increased $13.2 million, or 23.4 percent, while the net interest margin (te) of 3.75 percent was 25 basis points wider than the same quarter a year ago.  Growth in average earning assets was strong compared to the same quarter a year ago with an increase of $1.00 billion, or 15.5 percent, mostly reflected in higher average loans (up $803.2 million, or 18.7 percent) and was due primarily to the fourth quarter 2009 acquisition of Peoples First.

     The Company's loan yield increased 24 basis points, while the yield on securities decreased 37 basis points, pushing the yield on average earning assets down 11 basis points.  However, total funding costs over the same quarter a year ago were down 35 basis points.

     Compared to the prior quarter, the net interest margin (te) narrowed 21 basis points, but the level of net interest income was up $5.9 million, or 9.2 percent, mostly due to the Peoples First acquisition.  The yield on average earning assets was down 17 basis points from last quarter at 5.15 percent, while the total cost of funds increased by 5 basis points (mostly due to unfavorable deposit mix related to Peoples First).

Non-interest Income

     Non-interest income, excluding securities transactions, for the first quarter was up $2.3 million, or 8.0 percent, compared to the same quarter a year ago but was down $32.0 million, or 50.5 percent, compared to the previous quarter.  Factors impacting noninterest income compared to the same quarter a year ago were higher levels of debit card and merchant fees (up $1.0 million or 40.0 percent), service charges on deposit accounts (up $987 thousand or 9.4 percent), trust fees (up $519 thousand or 15.6 percent), secondary mortgage market operations (up
$482 thousand or 41.6 percent), and ATM fees (up $172 thousand or 9.7 percent).  These increases were partially offset by decreases in investment and annuity fees (down $582 million or 20.3 percent) and other income (down $339 thousand or 10.0 percent).

     The decrease in non-interest income (excluding securities transactions) for the first quarter compared to the prior quarter was primarily due to the acquisition gain of Peoples First in the amount of $33.6 million reported in the prior quarter.  Excluding the acquisition gain, non-interest income increased by $1.7 million compared to the prior quarter.  Factors contributing to the increase were debit card and merchant fees (up $652 thousand or 22.1 percent), investment and annuity fees (up $617 thousand or 37.1 percent), other income (up $301 thousand or 10.9 percent), secondary mortgage market operations (up $201 thousand or 14.0 percent), insurance fees (up $182 thousand or 5.5 percent), and ATM fees (up $113 thousand or 6.1 percent).  These increases were offset slightly by decreases in service charges on deposit accounts (down $324 thousand or 2.7 percent) and trust fees (down $91 thousand or 2.3 percent).

Operating Expense & Taxes

     Operating expenses for the first quarter were up $12.0 million, or 21.5 percent, compared to the same quarter a year ago, and were $4.2 million, or 6.5 percent, higher than the previous quarter.  The increase from the same quarter a year ago was reflected in higher other operating expense (up $6.3 million or 37.0 percent), personnel expense (up $4.0 million or 13.0 percent), occupancy expense (up $1.1 million or 21.5 percent), amortization of intangibles expense (up $384 thousand or 108.5 percent) and equipment expense (up $190 thousand or 7.5 percent)
primarily due to the acquisition of Peoples First. One-time merger costs included in the first quarter of 2010 were
$1.4 million and $3.7 million for the fourth quarter of 2009.

     For the three months ended March 31, 2010 and 2009, the effective income tax rates were approximately 15% and
23%, respectively.  Because of the reduced level of pretax income in 2010, the tax exempt interest income and the utilization of tax credits had a significant impact on the effective tax rate.  The source of the tax credits for
2010 and 2009 resulted from investments in New Market Tax Credits, Qualified Bond Credits and Work Opportunity Tax
Credits.

About Hancock Holding Company

     Hancock Holding Company - parent company of Hancock Bank (Mississippi), Hancock Bank of Louisiana, and Hancock
Bank of Alabama - had assets of approximately $8.6 billion as of March 31, 2010.  Founded in 1899, Hancock Bank consistently ranks as one of the country's strongest, safest financial institutions, according to BauerFinancial,
Inc.  More corporate information and e-banking are available at www.hancockbank.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Congress passed the Private
Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies'
anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.  This release contains forward-looking statements and reflects management's current views and estimates of future economic circumstances, industry conditions, company performance, and financial results.  These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company's actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                                          Three Months Ended
                                                                           ------------------------------------------------
                                                                             3/31/2010       12/31/2009       3/31/2009
                                                                           ------------------------------------------------
Per Common Share Data

Earnings per share:
    Basic                                                                        $0.37           $0.89            $0.44
    Diluted                                                                      $0.37           $0.89            $0.44
Cash dividends per share                                                         $0.24           $0.24            $0.24
Book value per share (period-end)                                               $23.05          $22.74           $19.66
Tangible book value per share (period-end)                                      $20.94          $20.60           $17.51
Weighted average number of shares:
    Basic                                                                       36,868          35,481           31,805
    Diluted                                                                     37,105          35,705           31,937
Period-end number of shares                                                     36,905          36,840           31,813
Market data:
    High sales price                                                            $45.86          $44.89           $45.56
    Low sales price                                                             $38.23          $35.26           $22.51
    Period end closing price                                                    $41.81          $43.81           $31.28
    Trading volume                                                               9,612          19,538           18,026

Other Period-end Data

FTE headcount                                                                    2,263           2,240            1,938
Tangible common equity                                                        $772,735        $758,840         $557,013
Tier I capital                                                                $764,074        $756,106         $558,502
Goodwill                                                                       $62,277         $62,277          $62,277
Amortizable intangibles                                                        $15,521         $16,252           $5,705

Performance Ratios

Return on average assets                                                         0.65%           1.75%            0.79%
Return on average common equity                                                  6.58%          15.92%            9.12%
Earning asset yield (TE)                                                         5.15%           5.32%            5.26%
Total cost of funds                                                              1.40%           1.35%            1.75%
Net interest margin (TE)                                                         3.75%           3.96%            3.50%
Noninterest expense as a percent of total revenue (TE)
    before amortization of purchased intangibles
    and securities transactions                                                 66.43%          49.82%           64.93%
Common equity (period-end) as a percent of total assets (period-end)             9.93%           9.63%            8.81%
Leverage (Tier I) ratio                                                          8.91%          10.60%            7.85%
Tangible common equity ratio                                                     9.10%           8.81%            7.92%
Net charge-offs as a percent of average loans                                    1.06%           1.24%            0.67%
Allowance for loan losses as a percent of period-end loans                       1.33%           1.29%            1.49%
Allowance for loan losses to NPAs + accruing loans 90 days past due             48.80%          58.69%          119.72%
Average loan/deposit ratio                                                      71.45%          77.89%           72.51%
Non-interest income excluding
    securities transactions as a percent of
    total revenue (TE)                                                          31.08%          49.86%           34.00%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                                                Three Months Ended
                                                                                 ------------------------------------------------
                                                                                   3/31/2010       12/31/2009       3/31/2009
                                                                                 ------------------------------------------------
Asset Quality Information

Non-accrual loans                                                                       $92,828         $86,555          $38,327
Foreclosed assets                                                                        30,243          14,336            5,946
                                                                                 ------------------------------------------------
Total non-performing assets                                                            $123,071        $100,891          $44,273
                                                                                 ------------------------------------------------
Non-performing assets as a percent of loans and foreclosed assets                         2.44%           1.97%            1.04%
Accruing loans 90 days past due (a)                                                     $13,457         $11,647           $8,306
Accruing loans 90 days past due as a percent of loans                                     0.27%           0.23%            0.20%
Non-performing assets + accruing loans 90 days past due
  to loans and foreclosed assets                                                          2.71%           2.20%            1.24%

Net charge-offs                                                                         $13,251         $13,634           $7,117
Net charge-offs as a percent of average loans                                             1.06%           1.24%            0.67%

Allowance for loan losses                                                               $66,625         $66,050          $62,950
Allowance for loan losses as a percent of period-end loans                                1.33%           1.29%            1.49%
Allowance for loan losses to NPAs + accruing loans 90 days past due                      48.80%          58.69%          119.72%

Provision for loan losses                                                               $13,826         $15,834           $8,342

(a) Accruing loans past due 90 days or more do not include purchased impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

Allowance for Loan Losses

Beginning Balance                                                                       $66,050         $63,850          $61,725
Provision for loan loss                                                                  13,826          15,834            8,342
Charge-offs                                                                              15,160          14,732            8,277
Recoveries                                                                                1,909           1,098            1,160
                                                                                 ------------------------------------------------
Net charge-offs                                                                          13,251          13,634            7,117
                                                                                 ------------------------------------------------
Ending Balance                                                                          $66,625         $66,050          $62,950
                                                                                 ------------------------------------------------

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans                                                            $10,238          $9,110           $4,536
Mortgage loans                                                                              608           1,211              177
Direct consumer loans                                                                       608           1,209              599
Indirect consumer loans                                                                     608             883              847
Finance company loans                                                                     1,189           1,221              958
                                                                                 ------------------------------------------------
Total net charge-offs                                                                   $13,251         $13,634           $7,117
                                                                                 ================================================

Average loans:
Commercial/real estate loans                                                         $3,145,748      $2,777,866       $2,688,557
Mortgage loans                                                                          735,279         470,441          445,741
Direct consumer loans                                                                   737,728         630,511          605,685
Indirect consumer loans                                                                 359,965         386,157          430,965
Finance Company loans                                                                   109,819         110,233          114,428
                                                                                 ------------------------------------------------
Total average loans                                                                  $5,088,539      $4,375,208       $4,285,376

Net charge-offs to average loans:
Commercial/real estate loans                                                              1.32%           1.30%            0.68%
Mortgage loans                                                                            0.34%           1.02%            0.16%
Direct consumer loans                                                                     0.33%           0.76%            0.40%
Indirect consumer loans                                                                   0.69%           0.91%            0.80%
Finance Company loans                                                                     4.39%           4.39%            3.40%
                                                                                 ------------------------------------------------
Total net charge-offs to average loans                                                    1.06%           1.24%            0.67%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                                               Three Months Ended
                                                                                ------------------------------------------------
                                                                                  3/31/2010       12/31/2009       3/31/2009
                                                                                ------------------------------------------------
Income Statement

Interest income                                                                        $92,379         $82,416          $81,448
Interest income (TE)                                                                    95,396          85,585           84,392
Interest expense                                                                        25,800          21,881           28,002
                                                                                ------------------------------------------------
Net interest income (TE)                                                                69,596          63,704           56,390
Provision for loan losses                                                               13,826          15,834            8,342
Noninterest income excluding
  securities transactions                                                               31,381          63,353           29,055
Securities transactions gains/(losses)                                                       -               7                -
Noninterest expense                                                                     67,822          63,657           55,838
                                                                                ------------------------------------------------
Income before income taxes                                                              16,312          44,404           18,321
Income tax expense                                                                       2,478          12,624            4,290
                                                                                ------------------------------------------------
Net income                                                                             $13,834         $31,780          $14,031
                                                                                ================================================

Pre-tax, pre-provision income (PTPP) (b)                                               $31,587         $63,914          $26,663

Noninterest Income and Noninterest Expense

Service charges on deposit accounts                                                    $11,490         $11,814          $10,503
Trust fees                                                                               3,846           3,937            3,327
Debit card & merchant fees                                                               3,596           2,944            2,568
Insurance fees                                                                           3,511           3,329            3,452
Investment & annuity fees                                                                2,279           1,662            2,861
ATM fees                                                                                 1,951           1,838            1,779
Secondary mortgage market operations                                                     1,640           1,439            1,158
Gain on acquisition                                                                          -          33,623                -
Other income                                                                             3,068           2,767            3,407
                                                                                ------------------------------------------------
Noninterest income excluding
  securities transactions                                                              $31,381         $63,353          $29,055
Securities transactions gains/(losses)                                                       -               7                -
                                                                                ------------------------------------------------
Total noninterest income including
 securities transactions                                                               $31,381         $63,360          $29,055
                                                                                ================================================

Personnel expense                                                                      $34,767         $32,858          $30,775
Occupancy expense (net)                                                                  6,143           5,126            5,055
Equipment expense                                                                        2,724           2,335            2,534
Other operating expense                                                                 23,450          22,984           17,120
Amortization of intangibles                                                                738             354              354
                                                                                ------------------------------------------------
Total noninterest expense                                                              $67,822         $63,657          $55,838
                                                                                ================================================

(b)  Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense, one-time merger expenses, and securities transactions.  Management believes that PTPP is a useful financial measure because it enables investors and others to assess the
Company's ability to generate capital to cover credit losses through a credit cycle.

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                                               Three Months Ended
                                                                                ------------------------------------------------
                                                                                  3/31/2010       12/31/2009       3/31/2009
                                                                                ------------------------------------------------
Period-end Balance Sheet

Commercial/real estate loans                                                        $3,120,584      $3,160,912       $2,683,684
Mortgage loans                                                                         718,333         739,899          420,798
Direct consumer loans                                                                  719,071         728,000          595,470
Indirect consumer loans                                                                346,160         373,353          423,066
Finance Company loans                                                                  107,542         112,011          111,651
                                                                                ------------------------------------------------
Total loans                                                                          5,011,690       5,114,175        4,234,669
Loans held for sale                                                                     22,210          36,112           27,447
Securities                                                                           1,758,972       1,611,327        1,714,150
Short-term investments                                                                 689,014         797,262          453,240
                                                                                ------------------------------------------------
Earning assets                                                                       7,481,886       7,558,876        6,429,506
                                                                                ------------------------------------------------
Allowance for loan losses                                                             (66,625)        (66,050)         (62,950)
Other assets                                                                         1,150,219       1,204,257          730,928
                                                                                ------------------------------------------------
Total assets                                                                        $8,565,480      $8,697,083       $7,097,484
                                                                                ================================================

Noninterest bearing deposits                                                        $1,022,372      $1,073,341         $954,101
Interest bearing transaction deposits                                                1,931,749       1,887,229        1,513,467
Interest bearing Public Fund deposits                                                1,187,410       1,262,750        1,456,286
Time deposits                                                                        2,863,196       2,972,492        1,880,152
                                                                                ------------------------------------------------
Total interest bearing deposits                                                      5,982,355       6,122,471        4,849,905
                                                                                ------------------------------------------------
Total deposits                                                                       7,004,727       7,195,812        5,804,006
Other borrowed funds                                                                   578,777         527,231          562,224
Other liabilities                                                                      131,173         136,377          105,911
Common shareholders' equity                                                            850,803         837,663          625,343
                                                                                ------------------------------------------------
Total liabilities & common equity                                                   $8,565,480      $8,697,083       $7,097,484
                                                                                ================================================

Commercial Loans/Real Estate Loans

Commercial non-real estate loans                                                      $439,636        $461,566         $455,045
Construction and land development loans                                                801,474         833,938          586,272
Commercial real estate secured loans                                                 1,360,774       1,333,065        1,112,747
Municipal loans                                                                        459,208         469,545          465,317
Lease financing                                                                         59,492          62,798           64,303
                                                                                ------------------------------------------------
Total commercial/real estate loans                                                  $3,120,584      $3,160,912       $2,683,684
                                                                                ================================================

Construction and Land Development Loans

Residential construction                                                              $109,176        $129,505          $92,944
Commercial owner occupied                                                              172,977         159,307           91,579
Commercial non-owner occupied                                                          114,752         121,672           90,261
Land development                                                                       249,461         270,465          199,304
Lots                                                                                   155,108         152,989          112,184
                                                                                ------------------------------------------------
Total construction and land development loans                                         $801,474        $833,938         $586,272
                                                                                ================================================

Commercial Real Estate Secured Loans

Commercial real estate owner occupied                                                 $691,371        $682,468         $577,697
Commercial real estate non-owner occupied                                              669,403         650,597          535,050
                                                                                ------------------------------------------------
Total commercial real estate secured loans                                          $1,360,774      $1,333,065       $1,112,747
                                                                                ================================================

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                                               Three Months Ended
                                                                                ------------------------------------------------
                                                                                  3/31/2010       12/31/2009       3/31/2009
                                                                                ------------------------------------------------
Average Balance Sheet

Commercial/real estate loans                                                         3,145,748       2,777,866       $2,688,557
Mortgage loans                                                                         735,279         470,441          445,741
Direct consumer loans                                                                  737,728         630,511          605,685
Indirect consumer loans                                                                359,965         386,157          430,965
Finance Company loans                                                                  109,819         110,233          114,428
                                                                                ------------------------------------------------
Total loans                                                                          5,088,539       4,375,208        4,285,376
Securities                                                                           1,572,883       1,533,366        1,649,612
Short-term investments                                                                 813,122         498,930          537,420
                                                                                ------------------------------------------------
Earning average assets                                                               7,474,544       6,407,504        6,472,408
                                                                                ------------------------------------------------
Allowance for loan losses                                                             (66,170)        (64,561)         (62,332)
Other assets                                                                         1,246,022         870,380          773,810
                                                                                ------------------------------------------------
Total assets                                                                        $8,654,396      $7,213,323       $7,183,886
                                                                                ================================================

Noninterest bearing deposits                                                        $1,018,863        $943,622         $913,807
Interest bearing transaction deposits                                                1,894,997       1,525,783        1,462,801
Interest bearing Public Fund deposits                                                1,275,202       1,059,189        1,499,354
Time deposits                                                                        2,933,094       2,088,701        2,033,925
                                                                                ------------------------------------------------
Total interest bearing deposits                                                      6,103,293       4,673,673        4,996,080
                                                                                ------------------------------------------------
Total deposits                                                                       7,122,156       5,617,295        5,909,887
Other borrowed funds                                                                   543,307         686,218          536,474
Other liabilities                                                                      135,814         117,717          113,286
Common shareholders' equity                                                            853,119         792,093          624,239
                                                                                ------------------------------------------------
Total liabilities & common equity                                                   $8,654,396      $7,213,323       $7,183,886
                                                                                ================================================

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                                               Three Months Ended
                                                                                ------------------------------------------------
                                                                                  3/31/2010       12/31/2009       3/31/2009
                                                                                ------------------------------------------------
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans                                                                                   68.08%          68.28%           66.21%
Securities                                                                              21.04%          23.93%           25.49%
Short-term investments                                                                  10.88%           7.79%            8.30%
                                                                                ------------------------------------------------
Earning average assets                                                                 100.00%         100.00%          100.00%
                                                                                ================================================

Noninterest bearing deposits                                                            13.63%          14.72%           14.11%
Interest bearing transaction deposits                                                   25.35%          23.81%           22.59%
Interest bearing Public Fund deposits                                                   17.06%          16.53%           23.16%
Time deposits                                                                           39.24%          32.59%           31.42%
                                                                                ------------------------------------------------
Total deposits                                                                          95.28%          87.65%           91.28%
Other borrowed funds                                                                     7.27%          10.71%            8.29%
Other net interest-free funding sources                                                 -2.55%           1.64%            0.43%
                                                                                ------------------------------------------------
Total average funding sources                                                          100.00%         100.00%          100.00%
                                                                                ================================================

Loan mix:
Commercial/real estate loans                                                            61.82%          63.49%           62.74%
Mortgage loans                                                                          14.45%          10.75%           10.40%
Direct consumer loans                                                                   14.50%          14.41%           14.13%
Indirect consumer loans                                                                  7.07%           8.83%           10.06%
Finance Company loans                                                                    2.16%           2.52%            2.67%
                                                                                ------------------------------------------------
Total loans                                                                            100.00%         100.00%          100.00%
                                                                                ================================================

Average dollars (in thousands):
Loans                                                                               $5,088,539      $4,375,208       $4,285,376
Securities                                                                           1,572,883       1,533,366        1,649,612
Short-term investments                                                                 813,122         498,930          537,420
                                                                                ------------------------------------------------
Earning average assets                                                              $7,474,544      $6,407,504       $6,472,408

Noninterest bearing deposits                                                        $1,018,863        $943,622         $913,807
Interest bearing transaction deposits                                                1,894,997       1,525,783        1,462,801
Interest bearing Public Fund deposits                                                1,275,202       1,059,189        1,499,354
Time deposits                                                                        2,933,094       2,088,701        2,033,925
                                                                                ------------------------------------------------
Total deposits                                                                       7,122,156       5,617,295        5,909,887
Other borrowed funds                                                                   543,307         686,218          536,474
Other net interest-free funding sources                                              (190,919)         103,991           26,047
                                                                                ------------------------------------------------
Total average funding sources                                                       $7,474,544      $6,407,504       $6,472,408

Loans:
Commercial/real estate loans                                                        $3,145,748      $2,777,866       $2,688,557
Mortgage loans                                                                         735,279         470,441          445,741
Direct consumer loans                                                                  737,728         630,511          605,685
Indirect consumer loans                                                                359,965         386,157          430,965
Finance Company loans                                                                  109,819         110,233          114,428
                                                                                ------------------------------------------------
Total average loans                                                                 $5,088,539      $4,375,208       $4,285,376

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                          Three Months Ended
                                     ---------------------------------------------------------------------------------------------
                                                  03/31/10                      12/31/09                        03/31/09
                                     ------------------------------   -----------------------------   ----------------------------
                                       Interest    Volume    Rate     Interest    Volume      Rate    Interest    Volume     Rate
                                     ----------- ----------  -----    ---------- ----------   -----   --------- ----------   -----

Average Earning Assets
Commercial & real estate loans (TE)     $42,603  $3,145,748  5.48%     $39,155   $2,777,866   5.60%    $34,463  $2,688,557   5.18%
Mortgage loans                           12,217     735,279  6.65%       6,771      470,441   5.76%      6,455     445,741   5.79%
Consumer loans                           21,491   1,207,512  7.22%      20,102    1,126,901   7.08%     20,567   1,151,078   7.26%
Loan fees & late charges                    228           -  0.00%          81            -   0.00%        345           -   0.00%
                                     ----------- ----------  -----    ---------- ----------   -----   --------- ----------   -----
  Total loans (TE)                      $76,539  $5,088,539  6.08%     $66,109   $4,375,208   6.00%    $61,830   4,285,376   5.84%

US treasury securities                       15      11,838  0.50%          19       10,487   0.70%         51      11,314   1.82%
US agency securities                      1,387     163,132  3.40%       1,379      132,353   4.17%      2,316     226,002   4.10%
CMOs                                      2,063     168,129  4.91%       1,864      143,129   5.21%      2,308     187,901   4.91%
Mortgage backed securities               12,051   1,022,288  4.72%      12,853    1,047,209   4.91%     13,369   1,045,740   5.11%
Municipals (TE)                           2,491     192,447  5.18%       2,552      182,520   5.59%      2,285     154,266   5.93%
Other securities                            261      15,049  6.94%         273       17,668   6.17%        362      24,389   5.94%
                                     ----------- ----------  -----    ---------- ----------   -----   --------- ----------   -----
  Total securities (TE)                  18,268   1,572,883  4.65%      18,940    1,533,366   4.94%     20,691   1,649,612   5.02%

  Total short-term investments              589     813,122  0.29%         536      498,930   0.43%      1,871     537,420   1.41%

  Average earning assets yield (TE)     $95,396  $7,474,544  5.15%     $85,585   $6,407,504   5.32%    $84,392  $6,472,408   5.26%

Interest-bearing Liabilities
Interest-bearing transaction deposits    $2,503  $1,894,997  0.54%      $1,606   $1,525,783   0.42%     $2,086  $1,462,801   0.58%
Time deposits                            17,537   2,933,094  2.42%      14,480    2,088,701   2.75%     16,706   2,033,925   3.33%
Public Funds                              3,243   1,275,202  1.03%       2,965    1,059,189   1.11%      6,562   1,499,354   1.78%
                                     ----------- ----------  -----    ---------- ----------   -----   --------- ----------   -----
   Total interest bearing deposits      $23,283   6,103,293  1.55%     $19,051    4,673,673   1.62%    $25,354   4,996,080   2.06%

   Total borrowings                       2,517     543,307  1.88%       2,830      686,218   1.64%      2,648     536,474   2.00%

   Total interest bearing liab cost     $25,800  $6,646,600  1.57%     $21,881   $5,359,891   1.62%    $28,002  $5,532,554   2.05%

Noninterest-bearing deposits                      1,018,863                         943,622                        913,807
Other net interest-free funding sources           (190,919)                         103,991                         26,047

Total Cost of Funds                     $25,800  $7,474,544  1.40%     $21,881   $6,407,504   1.35%    $28,002  $6,472,408   1.75%

Net Interest Spread (TE)                $69,596              3.57%     $63,704                3.70%    $56,390               3.21%

Net Interest Margin (TE)                $69,596  $7,474,544  3.75%     $63,704   $6,407,504   3.96%    $56,390  $6,472,408   3.50%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)
                                                              2008                                 2009                      2010
                                             ----------------------------------- ----------------------------------------   -------
                                                    2Q         3Q        4Q           1Q       2Q         3Q        4Q        1Q
                                             ----------------------------------- ----------------------------------------   -------
Per Common Share Data

Earnings per share:
    Basic                                           $0.67      $0.51     $0.26       $0.44     $0.43      $0.48     $0.89     $0.37
    Diluted                                         $0.66      $0.50     $0.26       $0.44     $0.43      $0.47     $0.89     $0.37
Cash dividends per share                            $0.24      $0.24     $0.24       $0.24     $0.24      $0.24     $0.24     $0.24
Book value per share (period-end)                  $18.27     $18.95    $19.18      $19.66    $19.82     $20.54    $22.74    $23.05
Tangible book value per share (period-end)         $16.06     $16.77    $17.02      $17.51    $17.68     $18.42    $20.60    $20.94
Weighted average number of shares:
    Basic                                          31,382     31,471    31,757      31,805    31,820     31,857    35,481    36,868
    Diluted                                        31,814     31,905    32,059      31,937    32,009     32,058    35,705    37,105
Period-end number of shares                        31,386     31,702    31,770      31,813    31,827     31,877    36,840    36,905
Market data:
    High sales price                               $45.68     $68.42    $56.45      $45.56    $41.19     $42.38    $44.89    $45.86
    Low sales price                                $38.38     $33.34    $34.20      $22.51    $30.12     $29.90    $35.26    $38.23
    Period end closing price                       $39.29     $51.00    $45.46      $31.28    $32.49     $37.57    $43.81    $41.81
    Trading volume                                 14,527     23,562    18,544      18,026    17,040     11,676    19,538     9,612

Other Period-end Data

FTE headcount                                       1,903      1,941     1,952       1,938     1,911      1,903     2,240     2,263
Tangible common equity                           $503,953   $531,800  $540,859    $557,013  $562,800   $587,161  $758,840  $772,735
Tier I capital                                   $527,479   $546,379  $550,216    $558,502  $565,807   $575,856  $756,106  $764,074
Goodwill                                          $62,277    $62,277   $62,277     $62,277   $62,277    $62,277   $62,277   $62,277
Amortizable intangibles                            $6,762     $6,402    $6,059      $5,705    $5,350     $4,996   $16,252   $15,521
Common shares repurchased for publicly
  announced plans                                       -          -         6           -         -          -         -         -

Performance Ratios

Return on average assets                            1.36%      1.00%     0.48%       0.79%     0.78%      0.87%     1.75%     0.65%
Return on average common equity                    14.51%     10.90%     5.49%       9.12%     8.67%      9.38%    15.92%     6.58%
Earning asset yield (TE)                            6.03%      6.02%     5.60%       5.26%     5.26%      5.26%     5.32%     5.15%
Total cost of funds                                 2.12%      2.03%     2.08%       1.75%     1.48%      1.39%     1.35%     1.40%
Net interest margin (TE)                            3.91%      3.99%     3.51%       3.50%     3.78%      3.86%     3.96%     3.75%
Noninterest expense as a percent
  of total revenue (TE) before amortization
  of purchased intangibles and
  securities transactions                          60.26%     62.92%    64.61%      64.93%    61.47%     60.81%    49.82%    66.43%
Common equity (period-end) as
  a percent of total assets (period-end)            9.15%      8.91%     8.50%       8.81%     8.95%      9.62%     9.63%     9.93%
Leverage (Tier I) ratio                             8.57%      8.66%     8.06%       7.85%     8.13%      8.33%    10.60%     8.91%
Tangible common equity ratio                        8.13%      7.97%     7.62%       7.92%     8.06%      8.71%     8.81%     9.10%
Net charge-offs as a
  percent of average loans                          0.27%      0.42%     1.20%       0.67%     1.50%      1.24%     1.24%     1.06%
Allowance for loan losses as
  a percent of period-end loans                     1.41%      1.40%     1.45%       1.49%     1.49%      1.50%     1.29%     1.33%
Allowance for loan losses to
  NPAs + loans 90 days past due                   203.06%    189.69%   133.16%     119.72%   117.14%    120.25%    58.69%    48.80%
Loan/deposit ratio                                 74.82%     77.46%    74.58%      72.51%    74.95%     77.36%    77.89%    71.45%
Noninterest income excluding
  securities transactions as a percent
  of total revenue (TE)                            36.52%     34.46%    35.73%      34.00%    36.65%     33.31%    49.86%    31.08%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)
                                                       2008                                     2009                         2010
                                      ------------------------------------- --------------------------------------------  ---------
                                            2Q          3Q          4Q          1Q         2Q          3Q         4Q          1Q
                                      ------------------------------------- --------------------------------------------  ---------

Asset Quality Information

Non-accrual loans                          $18,106    $21,875     $29,976     $38,327    $34,189     $35,558    $86,555     $92,828
Foreclosed assets                            1,693      2,197       5,360       5,946      8,884       9,775     14,336      30,243
                                      ------------------------------------- --------------------------------------------  ---------
Total non-performing assets                $19,799    $24,072     $35,336     $44,273    $43,073     $45,333   $100,891    $123,071
Non-performing assets as a percent of
  loans and foreclosed assets                 0.52%      0.59%       0.83%       1.04%      1.01%       1.06%      1.97%      2.44%

Accruing loans 90 days past due             $6,449     $6,082     $11,019      $8,306    $11,435      $7,766    $11,647     $13,457
Accruing loans 90 days past due as
  a percent of loans                         0.17%      0.15%       0.26%       0.20%      0.27%       0.18%      0.23%       0.27%
Non-performing assets + accruing loans
  90 days past due to loans and
  foreclosed assets                          0.69%      0.74%       1.09%       1.24%      1.27%       1.25%      2.20%       2.71%

Net charge-offs                             $2,495     $4,164     $12,591      $7,117    $16,019     $13,495    $13,634     $13,251
Net charge-offs as
  a percent of average loans                 0.27%      0.42%       1.20%       0.67%      1.50%       1.24%      1.24%       1.06%

Allowance for loan losses                  $53,300    $57,200     $61,725     $62,950    $63,850     $63,850    $66,050     $66,625
Allowance for loan losses as a
  percent of period-end loans                1.41%      1.40%       1.45%       1.49%      1.49%       1.50%      1.29%       1.33%
Allowance for loan losses to NPAs +
  accruing loans 90 days past due          203.06%    189.69%     133.16%     119.72%    117.14%     120.25%     58.69%      48.80%

Provision for loan losses                   $2,787     $8,064     $17,116      $8,342    $16,919     $13,495    $15,834     $13,826

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans                  $600     $1,556      $8,971      $4,536    $12,524     $10,176     $9,110     $10,238
Mortgage loans                                  61        179         269         177        199         177      1,211         608
Direct consumer loans                          442        650       1,039         599      1,226         821      1,209         608
Indirect consumer loans                        681        867       1,337         847        717       1,169        883         608
Finance company loans                          711        912         975         958      1,353       1,152      1,221       1,189
                                      ------------------------------------- --------------------------------------------  ---------
Total net charge-offs                       $2,495     $4,164     $12,591      $7,117    $16,019     $13,495    $13,634     $13,251

Average loans:
Commercial/real estate loans            $2,272,057 $2,453,154  $2,622,357  $2,688,557 $2,696,500  $2,739,518 $2,777,866  $3,145,748
Mortgage loans                             413,076    427,752     432,070     445,741    452,324     438,659    470,441     735,279
Direct consumer loans                      526,752    546,079     575,826     605,685    596,725     603,394    630,511     737,728
Indirect consumer loans                    386,565    410,110     439,780     430,965    420,444     410,035    386,157     359,965
Finance Company loans                      113,555    116,140     117,435     114,428    111,358     110,045    110,233     109,819
                                      ------------------------------------- --------------------------------------------  ---------
Total average loans                     $3,712,005 $3,953,235  $4,187,468  $4,285,376 $4,277,351  $4,301,651 $4,375,208  $5,088,539

Net charge-offs to average loans:
Commercial/real estate loans                 0.11%      0.25%       1.36%       0.68%      1.86%       1.47%      1.30%       1.32%
Mortgage loans                               0.06%      0.17%       0.25%       0.16%      0.18%       0.16%      1.02%       0.34%
Direct consumer loans                        0.34%      0.47%       0.72%       0.40%      0.82%       0.54%      0.76%       0.33%
Indirect consumer loans                      0.71%      0.84%       1.21%       0.80%      0.68%       1.13%      0.91%       0.69%
Finance Company loans                        2.52%      3.12%       3.30%       3.40%      4.87%       4.15%      4.39%       4.39%
                                      ------------------------------------- --------------------------------------------  ---------
Total net charge-offs to average loans       0.27%      0.42%       1.20%       0.67%      1.50%       1.24%      1.24%       1.06%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)
                                                         2008                                  2009                      2010
                                          -------------------------------     ---------------------------------------   -------
                                              2Q          3Q        4Q             1Q       2Q       3Q        4Q         1Q
                                          -------------------------------     ---------------------------------------   -------

Income Statement

Interest income                             $81,732    $84,132   $84,801        $81,448   $80,105  $79,758   $82,416    $92,379
Interest income (TE)                         84,164     86,774    87,726         84,392    83,054   82,757    85,585     95,396
Interest expense                             29,573     29,357    32,727         28,002    23,413   22,004    21,881     25,800
                                          -------------------------------     ---------------------------------------   -------
Net interest income (TE)                     54,591     57,417    54,999         56,390    59,641   60,753    63,704     69,596
Provision for loan losses                     2,787      8,064    17,116          8,342    16,919   13,495    15,834     13,826
Noninterest income excluding
  securities transactions                    31,412     30,194    30,578         29,055    34,504   30,347    63,353     31,381
Securities transactions gains/(losses)          426       (79)   (1,174)              -         -       61         7          -
Noninterest expense                          52,189     55,483    55,637         55,838    58,226   55,749    63,657     67,822
                                          -------------------------------     ---------------------------------------   -------
Income before income taxes                   29,021     21,343     8,725         18,321    16,051   18,918    44,404     16,312
Income tax expense                            8,037      5,338       405          4,290     2,305    3,700    12,624      2,478
                                          -------------------------------     ---------------------------------------   -------
Net income                                  $20,984    $16,005    $8,320        $14,031   $13,746  $15,218   $31,780    $13,834
                                          ===============================     =======================================   =======

Pre-tax, pre-provision income (PTPP)        $31,382    $29,486   $27,015        $26,663   $32,970  $32,352   $63,914    $31,587

Noninterest Income
  and Noninterest Expense

Service charges on deposit accounts         $10,879    $11,108   $11,467        $10,503   $11,242  $11,795   $11,814    $11,490
Trust fees                                    4,575      4,330     3,777          3,327     3,855    4,008     3,937      3,846
Debit card & merchant fees                    2,884      2,805     2,853          2,568     2,895    2,845     2,944      3,596
Insurance fees                                4,259      3,819     4,136          3,452     4,048    3,526     3,329      3,511
Investment & annuity fees                     2,727      2,421     2,849          2,861     1,691    2,007     1,662      2,279
ATM fees                                      1,757      1,718     1,690          1,779     1,895    1,862     1,838      1,951
Secondary mortgage market operations            753        817       629          1,158     1,827    1,482     1,439      1,640
Other income                                  3,578      3,176     3,177          3,407     7,051    2,822     2,767      3,068
                                          -------------------------------     ---------------------------------------   -------
Noninterest income excluding
  securities transactions                   $31,412    $30,194   $30,578        $29,055   $34,504  $30,347   $63,353    $31,381

Securities transactions gains/(losses)          426       (79)   (1,174)              -         -       61         7          -
                                          -------------------------------     ---------------------------------------   -------
Total noninterest income including
  securities transactions                   $31,838    $30,115   $29,404        $29,055   $34,504  $30,408   $63,360    $31,381
                                          ===============================     =======================================   =======

Personnel expense                           $27,031    $28,664   $28,447        $30,775   $28,703  $29,113   $32,858    $34,767
Occupancy expense (net)                       4,702      5,188     5,047          5,055     5,016    5,144     5,126      6,143
Equipment expense                             2,785      2,711     2,587          2,534     2,583    2,397     2,335      2,724
Other operating expense                      17,307     18,560    19,213         17,120    21,570   18,741    22,984     23,450
Amortization of intangibles                     364        360       343            354       354      354       354        738
                                          -------------------------------     ---------------------------------------   -------
Total noninterest expense                   $52,189    $55,483   $55,637        $55,838   $58,226  $55,749   $63,657    $67,822
                                          ===============================     =======================================   =======